Switch Announces Second Quarter 2020 Financial Results
Revenue of $126.9 million, Net Income of $13.3 million, and Adjusted EBITDA of $69.1 million

LAS VEGAS, NV — August 6, 2020 — Switch, Inc. (NYSE: SWCH) (“Switch”) today announced financial results for the quarter ended June 30, 2020.

“Switch’s second quarter 2020 financial results validate the critical nature of our technology ecosystems in providing a dynamic and resilient platform for customers to reliably conduct essential business functions,” said Rob Roy, CEO, chairman, and founder of Switch. “Moreover, our recent announcement regarding the groundbreaking of three new mega-scale solar energy plus battery storage systems reflects our long-term commitment to environmental sustainability, and ensures customer access to low-cost, 100% renewable power for the foreseeable future. Switch remains relentlessly focused on bringing innovative and sustainable technology solutions to market while delivering value to customers and shareholders.”

Second Quarter 2020 Financial Results
•Total revenue of $126.9 million, compared to $112.0 million for the same quarter in 2019, an increase of 13%.
•Income from operations of $25.3 million, an increase of 21% compared to $20.9 million for the year ago quarter.
•Net income of $13.3 million, compared to net income of $4.7 million for the same quarter in 2019. Net income in the second quarter of 2020 includes the impact of a $4.1 million loss on interest rate swaps, compared to an $8.8 million loss in the prior year quarter.
•Net income per diluted share in the second quarter of 2020 was $0.05 and adjusted net income per diluted share was $0.06.
•Adjusted EBITDA of $69.1 million, compared to $58.8 million for the same quarter in 2019, an increase of 17%. Adjusted EBITDA margin was 54.5%, compared to 52.6% in the year ago period.
•Capital expenditures of $85.6 million, compared to $54.2 million for the same quarter in 2019. Maintenance capital expenditures were $1.9 million, reflecting 1.5% of total revenue.
•Total signed contract value of $79 million, representing annualized revenue of $24 million at full deployment, including $12 million of incremental recurring revenue.

“Following strong second quarter results Switch remains on track with respect to our 2020 operating plan and growth objectives,” said Thomas Morton, President of Switch. “We continue to closely monitor developments surrounding COVID-19 and remain committed to the safety of our employees, customers, and suppliers. Importantly, despite company-imposed travel restrictions, our sales teams remain highly engaged with customers, which continues to support a strong activity pipeline.”

“Our second quarter financial performance reflects continued strength in top-line growth trends accompanied by an improvement in margins,” said Gabe Nacht, CFO of Switch. Our strong cash flow generation and low balance sheet leverage provide the flexibility necessary to fund our growth initiatives while returning cash to shareholders in the form of increased dividends.”

Balance Sheet and Liquidity
As of June 30, 2020, Switch’s total debt outstanding, including finance lease liabilities, net of cash and cash equivalents was $864.6 million, resulting in a net debt to Q2 2020 annualized Adjusted EBITDA(1) ratio of 3.1x. As of June 30, 2020, Switch had liquidity of $271.7 million, including cash and cash equivalents and availability under its revolver.
________________________________________
(1) Annualized Adjusted EBITDA is calculated as second quarter 2020 Adjusted EBITDA multiplied by four.

Capital Expenditures and Development
Capital expenditures for the second quarter totaled $85.6 million, including maintenance capital expenditures of $1.9 million, or 1.5% of total revenue. Growth capital expenditures were $83.6 million for the second quarter of 2020, compared to $52.7 million in the same period last year.

During the quarter ended June 30, 2020, Switch invested (i) $28.2 million in the Citadel Campus for the ongoing construction of two additional sectors totaling 1,320 sellable cabinet equivalents scheduled for delivery in Q4 2020; (ii) $27.0 million in the recently opened Keep Campus for tenant improvements, as customers continue to ramp in the first sector of ATLANTA 1, in addition to the buildout of the second sector, which is scheduled for delivery in Q4 2020; (iii) $23.4 million in the Core Campus for ongoing site work for LAS VEGAS 14,15 and 16; and (iv) $7.0 million in the Pyramid Campus for additional power and cooling infrastructure to support new customer deployments.

Dividend
Switch today announced that its Board of Directors has declared a cash dividend of $0.05 per share of Switch’s Class A common stock. The dividend will be payable on August 31, 2020 to all stockholders of record as of the close of business on August 18, 2020, and represents an increase of 70.1% from our prior quarterly dividend. Prior to the payment of this dividend, Switch, Ltd. will make a cash distribution to all holders of record of common units of Switch, Ltd., including Switch, of $0.05 per common unit.

Future declarations of dividends are subject to the determination and discretion of Switch’s Board of Directors based on its consideration of many factors, including Switch’s results of operations, liquidity, financial condition, capital requirements, restrictions in Switch, Ltd.’s debt agreements, and other factors that Switch’s Board of Directors deems relevant.

Recent Business Highlights
•Commenced the second phase of Gigawatt 1, involving Capital Dynamics’ construction and financing of three new solar fields totaling 375 MW plus 570 MWh of incremental battery storage. Upon completion of phase 2, the project will provide 555 MW of direct solar power and 800 MWh of battery storage capacity. At our Tahoe-Reno campus, we will have 127 MW of solar and 240 MWh of battery storage capacity delivered behind the meter, ensuring low cost 100% green energy for decades.
•Executed a 5-year colocation agreement with a Top 3 global cloud provider who is establishing a new cloud availability zone in Switch’s Core Campus. This is the second major cloud provider to deploy a compute node directly on Switch’s campus, further advancing our unique hybrid multi-cloud strategy, offering sub 1 millisecond latency between enterprise and cloud workloads.
•Executed a 5-year network services agreement with a nationwide supermarket operator in the Core Campus totaling $5 million in annualized revenue.
•Signed a multi-year network services agreement with a leading regional banking customer in the Pyramid Campus totaling approximately $1 million in annualized revenue.
•Executed a 3-year colocation and network services renewal with a leading video game developer in the Core Campus totaling $6 million in contract value.

•Signed a multi-year colocation agreement with a Chicago-based quantitative trading firm in the Pyramid Campus representing $3 million in total contract value.
• Signed a 500 kW expansion order with a Fortune 100 aerospace and defense contractor in the Core Campus, bringing the customer’s committed annualized spend to $3 million.

2020 Guidance

Switch is re-affirming its full year 2020 guidance, as follows:
•Revenue in the range of $507 million to $521 million.
•Adjusted EBITDA in the range of $251 million to $261 million.
•Capital expenditures, excluding land acquisitions, in the range of $290 million to $340 million.

Switch does not provide reconciliations for the non-GAAP financial measures included in the 2020 guidance above because we are unable to provide a meaningful or accurate calculation or estimation of reconciling items. This is due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations, including net income, depreciation and amortization expense, impairment charges, gains or losses on retirement of debt, gains or losses on interest rate swaps, and variations in effective tax rate, which are difficult to predict and estimate and are primarily dependent on future events, but which are excluded from Switch’s calculation of Adjusted EBITDA.

Upcoming Conferences and Events
Switch management will participate in the following investor conferences:
1.BMO Capital Markets Technology Summit on August 24-28, 2020.
2.Goldman Sachs Communacopia Conference on September 15-17, 2020.

Conference Call Information
Switch will host a conference call and live webcast for analysts and investors at 5:00 p.m. Eastern time on August 6, 2020. Parties in the United States can access the call by dialing 844-808-7137, parties in Canada can access the call by dialing 855-669-9657, and international parties can access the call by dialing 412-317-6014. Request to be joined to the Switch, Inc. earnings call.

The webcast will be accessible on Switch’s investor relations website at investors.switch.com for one year. A telephonic replay of the conference call will be available through Thursday, August 13, 2020. To access the replay, parties in the United States should dial 877-344-7529, parties in Canada should dial 855-669-9658, and international parties should dial 412-317-0088. The replay access code is 10146491.

Use of Non-GAAP Financial Measures
To supplement Switch’s condensed consolidated financial statements, which are prepared and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”), Switch uses Adjusted EBITDA, Adjusted EBITDA margin, adjusted net income attributable to Switch, Inc., adjusted net income per diluted share, net debt, and net debt to annualized Adjusted EBITDA, which are non-GAAP measures, in this press release. Switch defines Adjusted EBITDA as net income adjusted for interest expense, interest income, income taxes, depreciation and amortization of property and equipment and for specific and defined supplemental adjustments to exclude (i) non-cash equity-based compensation expense; (ii) equity in net losses of investments; and (iii) certain other items that Switch believes are not indicative of its core operating performance. Switch defines Adjusted EBITDA margin as Adjusted EBITDA divided by revenue. Switch defines adjusted net income attributable to Switch, Inc. as net income adjusted for loss on interest rate swaps, net of noncontrolling interest and income taxes calculated using the specific tax treatment applicable to the adjustments. Switch defines net debt as total debt outstanding, including finance lease liabilities, net of cash and cash equivalents. Switch defines net debt to last quarter annualized Adjusted EBITDA as net debt divided by quarterly Adjusted EBITDA multiplied by four. Switch uses net debt and net debt to last quarter annualized Adjusted EBITDA as measures to evaluate its net debt and leverage position. Switch believes that investors also may find such measures to be helpful in assessing its ability to pursue business opportunities and investments.

The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. These measures may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes. In addition, the non-GAAP financial measures exclude certain recurring expenses that have been and will continue to be significant expenses of Switch’s business.
Switch believes these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating its operating results, enhancing the overall understanding of its past performance and future prospects, and allowing for greater transparency with respect to key financial metrics used by its management in financial and operational-decision making. For more information on Switch’s non-GAAP financial measures and a reconciliation of GAAP to non-GAAP measures, please see the “Reconciliation of Net Income to Adjusted EBITDA” and the “Reconciliation of Net Income Attributable to Switch, Inc. to Adjusted Net Income Attributable to Switch, Inc.” tables in this press release.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of federal securities laws. Forward-looking statements generally relate to future events or Switch’s future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “scheduled,” “predicts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern the company’s expectations, strategy, plans or intentions. Forward-looking statements in this press release include, but are not limited to Switch’s expectations regarding the anticipated impact of COVID-19 on our business operations, including our ability to maintain a strong activity pipeline; Switch’s expectations regarding building toward its long-term strategic goals, including to entrench itself as a leading destination for mission critical enterprise colocation and secure hybrid cloud ecosystems; Switch’s anticipated operating results and capital expenditures for the year ending December 31, 2020; Switch’s expectations regarding key transactions and its sales pipeline for the remainder of 2020; expectations regarding future declarations of dividends and cash distributions; expectations regarding anticipated capital investment in infrastructure across the four Prime campus locations; and expectations regarding estimated completion dates for construction projects. Switch’s expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to inherent risks, uncertainties and changes in circumstance that are difficult or impossible to predict. The risks and uncertainties that could affect Switch’s financial and operating results and cause actual results to differ materially from those indicated by the forward-looking statements made in this press release include, without limitation (i) its ability to successfully implement its business strategies and effectively manage its growth and expansion plans; (ii) delays or unexpected costs in development and opening of data center facilities; (iii) risks related to the COVID-19 pandemic, including disruptions to our business and to those of our customers and suppliers; (iv) the potential of increases in state and federal taxation to address budgetary and other impacts of the COVID-19 pandemic; (v) any slowdown in demand for its existing data center resources; (vi) its ability to attract new customers, realize the anticipated benefits of its new contracts and achieve sufficient customer demand to realize future expected returns on its investments; (vii) its ability to effectively compete in the data center market; (viii) its ability to license space in its existing data centers; (ix) the geographic concentration of its data centers in certain markets; (x) local economic, credit and market conditions that impact its customers in these markets; (xi) the impact of delays or disruptions in third-party network connectivity; (xii) developments in the technology and data center industries in general that negatively impact Switch, including development of new technologies, adoption of new industry standards, declines in the technology industry or slowdown in the growth of the Internet; (xiii) its ability to adapt to evolving technologies and customer demands in a timely and cost-effective manner; (xiv) its ability to obtain necessary capital to fund our capital requirements and our ability to continue to comply with covenants and terms in its credit instruments; (xv) fluctuations in interest rates and increased operating costs, including power costs; (xvi) significant disruptions, security breaches, including cyber security breaches, or system failures at any of its data center facilities; (xvii) loss of significant customers or key personnel; (xviii) the impact of future changes in legislation and regulations, including potential regulations to address the direct and indirect impacts of the COVID-19 pandemic, changes in real estate and zoning laws, the Americans with Disabilities Act of 1990, environmental and other laws that impact its business and industry, in addition to those under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operation” and elsewhere in Switch’s Annual Report on Form 10-K for the year ended December 31, 2019 and in Switch’s other reports filed with the Securities and Exchange Commission (“SEC”). Switch’s SEC filings are available on the Investors section of Switch’s website at investors.switch.com and on the SEC’s website at www.sec.gov. The forward-looking statements in this press release are based on information available to Switch as of the date hereof, and Switch disclaims any obligation to update any forward-looking statements to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based, except as required by law. These forward-looking statements should not be relied upon as representing Switch’s views as of any date subsequent to the date of this press release.

ABOUT Switch

Switch (NYSE: SWCH), the technology infrastructure corporation headquartered in Las Vegas, Nevada is built on the intelligent and sustainable growth of the Internet. Switch Founder and CEO Rob Roy has developed more than 500 issued and pending patent claims covering data center designs that have manifested into the company’s world-renowned data centers and technology solutions.

The Switch PRIMES located in Las Vegas and Tahoe Reno, Nevada; Grand Rapids, Michigan; and Atlanta, Georgia are the world’s most powerful hyperscale data center campus ecosystems with low latency to major U.S. markets. Visit switch.com for more information.

Investor Contact:
Matthew Heinz, CFA
investorrelations@switch.com
(702) 479-3993

Switch, Inc.
Consolidated Balance Sheets
(in thousands, except per share data)

	June 30,	December 31,
	2020	2019
	(unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$31,730	$24,721
Accounts receivable, net of allowance for credit losses of $676 and $309, respectively	16,573	23,365
Prepaid expenses	4,082	7,137
Other current assets, net of allowance for credit losses of $5 and $0, respectively	3,190	3,817
Total current assets	55,575	59,040
Property and equipment, net	1,630,119	1,551,117
Long-term deposit	3,217	3,429
Deferred income taxes	174,269	114,372
Other assets, net of allowance for credit losses of $77 and $0, respectively	44,270	45,785
TOTAL ASSETS	$1,907,450	$1,773,743

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Long-term debt, current portion	$6,000	$6,000
Accounts payable	18,696	19,477
Accrued salaries and benefits	9,202	5,828
Accrued expenses	9,951	11,254
Accrued construction payables	21,621	37,269
Deferred revenue, current portion	12,868	14,991
Customer deposits	11,655	10,830
Interest rate swap liability, current portion	9,225	3,464
Operating lease liability, current portion	4,011	4,805
Finance lease liability, current portion	4	12
Total current liabilities	103,233	113,930
Long-term debt, net	832,775	745,372
Operating lease liability	24,355	26,142
Finance lease liability	57,570	57,614
Deferred revenue	23,576	27,852
Liabilities under tax receivable agreement	234,085	162,076
Other long-term liabilities	26,014	13,112
TOTAL LIABILITIES	1,301,608	1,146,098
Commitments and contingencies
STOCKHOLDERS’ EQUITY:
Preferred stock, $0.001 par value per share, 10,000 shares authorized, none issued and outstanding	—	—
Class A common stock, $0.001 par value per share, 750,000 shares authorized, 106,767 and 89,768 shares issued and outstanding, respectively	107	90
Class B common stock, $0.001 par value per share, 300,000 shares authorized, 133,796 and 151,047 shares issued and outstanding, respectively	134	151
Class C common stock, $0.001 par value per share, 75,000 shares authorized, none issued and outstanding	—	—
Additional paid in capital	238,471	204,711
Retained earnings	98	2,420
Accumulated other comprehensive income	79	79
Total Switch, Inc. stockholders’ equity	238,889	207,451
Noncontrolling interest	366,953	420,194
TOTAL STOCKHOLDERS’ EQUITY	605,842	627,645
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,907,450	$1,773,743

Switch, Inc.
Consolidated Statements of Comprehensive Income
(in thousands, except per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Revenue	$126,917	$111,970	$255,013	$219,412
Cost of revenue	68,198	58,117	135,227	115,642
Gross profit	58,719	53,853	119,786	103,770
Selling, general and administrative expense	33,438	32,919	73,554	67,170
Income from operations	25,281	20,934	46,232	36,600
Other income (expense):
Interest expense, including $409, $409, $818, and $818, respectively, in amortization of debt issuance costs	(6,693)	(7,541)	(14,128)	(14,672)
Loss on interest rate swaps	(4,143)	(8,781)	(21,698)	(13,766)
Other	271	518	548	1,020
Total other expense	(10,565)	(15,804)	(35,278)	(27,418)
Income before income taxes	14,716	5,130	10,954	9,182
Income tax expense	(1,380)	(458)	(1,107)	(664)
Net income	13,336	4,672	9,847	8,518
Less: net income attributable to noncontrolling interest	8,239	3,483	5,966	6,596
Net income attributable to Switch, Inc.	$5,097	$1,189	$3,881	$1,922

Net income per share:
Basic	$0.05	$0.02	$0.04	$0.03
Diluted	$0.05	$0.02	$0.03	$0.03

Weighted average shares used in computing net income per share:
Basic	104,987	77,714	99,676	66,686
Diluted	243,916	79,021	243,622	247,227

Other comprehensive income:
Foreign currency translation adjustment, net of tax of $0	—	—	—	—
Comprehensive income	13,336	4,672	9,847	8,518
Less: comprehensive income attributable to noncontrolling interest	8,239	3,483	5,966	6,596
Comprehensive income attributable to Switch, Inc.	$5,097	$1,189	$3,881	$1,922

Switch, Inc.
Reconciliation of Net Income to Adjusted EBITDA
(in thousands)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Net income	$13,336	$4,672	$9,847	$8,518
Interest expense	6,693	7,541	14,128	14,672
Interest income	(44)	(257)	(77)	(565)
Income tax expense	1,380	458	1,107	664
Depreciation and amortization of property and equipment	36,013	29,857	68,531	58,415
Loss on disposal of property and equipment	38	64	98	107
Equity-based compensation	7,510	7,443	15,034	15,588
Shareholder-related litigation expense	47	282	239	1,514
Loss on interest rate swaps	4,143	8,781	21,698	13,766
Adjusted EBITDA	$69,116	$58,841	$130,605	$112,679

Switch, Inc.
Reconciliation of Net Income Attributable to Switch, Inc. to
Adjusted Net Income Attributable to Switch, Inc.
(in thousands, except per share data)
(unaudited)

	Three Months Ended June 30,
	2020	2019
Net income attributable to Switch, Inc.	$5,097	$1,189
Loss on interest rate swaps	4,143	8,781
Income tax impact on adjustment(1)	(383)	(592)
Noncontrolling interest impact on adjustment	(2,320)	(5,963)
Adjusted net income attributable to Switch, Inc.	$6,537	$3,415

Adjusted net income per share—diluted	$0.06	$0.04
Weighted average shares used in computing adjusted net income per share—diluted	107,910	79,021
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(1) The income tax impact is derived by applying the U.S. statutory tax rate to Switch, Inc.’s portion of the adjustment.

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